Nasdaq: EPIC Investor Presentation Exhibit (a)(5)(D)

Safe Harbor Statement
Management of Epicor Software (“Epicor” or the “Company”)
believes certain statements in this presentation may constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These
forward-looking statements include statements regarding the Company’s expected revenue, earnings, free cash flow and other financial results, which include expected new product releases and other statements that are not historical facts. Actual results may differ materially from those expressed or implied in the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in our forward-looking statements, please see the Company’s annual report on
Form 10-K for the period ended December 31, 2010.

• $12.50 per share cash offer
– Announced April 4, 2011
– 18.9% premium to 30 day average
– 19.3% premium to 90 day average
– 10.1% premium to 52-week high
• Acquisition offers attractive valuation with speed and
transaction certainty
– Tender offer with top-up
– Back-end merger if tender fails
– Committed debt and equity financing
• Apax will also acquire Activant simultaneously with this
transaction and combine the two businesses
– Apax has an executed contract with Activant and there
is no shareholder vote required
– Apax obligated to close Activant or pay reverse
termination fee
• Board of Directors received written fairness opinion from
Moelis & Company LLC
• Transaction expected to close by the middle of May 2011
• Conditions to close
– Hart Scott Rodino clearance obtained April 15, 2011
– Closing of Activant transaction
– Limited conditions based on Material Adverse Effect
– No financing contingency
Key Transaction Terms

One Year Stock Price Performance
Valuation Summary
04/01/11
Offer Price: $12.50
($ in millions, except per share data)
Per Share Offer Price $12.50
Fully Diluted Shares Outstanding 64.2
Implied Equity Value $802.1
Net Debt 174.3
Implied Enterprise Value $976.4
Implied Multiples:
Statistic:
LTM Revenue $440.3 2.22x
LTM Adjusted EBITDA 72.7 13.4x
Premiums:
1 Day $11.24 11.2%
30 Day Average Closing Price 10.51 18.9%
90 Day Average Closing Price 10.48 19.3%
180 Day Average Closing Price 10.10 23.8%
52-Week High 11.35 10.1%
$5.00
$7.50
$10.00
$12.50
$15.00
04/01/10 07/01/10 09/30/10 12/30/10
0
250
500
750
1,000
1,250
1,500
Volume Share Price

Compelling Transaction for Shareholders
• $12.50 per share represents compelling value
– 13.4x LTM Adjusted EBITDA multiple
– Represents a price not attained since February 2008
– Strong premium delivers immediate value to shareholders
– 4 large shareholders have agreed to support the transaction
– Strong deal protection in place for shareholders
– 30 day “go-shop” provision with 5 additional days to complete a transaction with a party that submitted an offer within the original 30 days
– Break-up fees of $15mm / $40mm, or $0.23 - $0.62 per share
– Reverse break-up fee in place for failure by Apax to obtain debt financing
– Structure provides certainty and speed
• Initial expiration date of Tender Offer on Friday, May 6, at 11:59pm Los Angeles Time
– In the event the Tender Offer fails, preliminary proxy statement already submitted for SEC review and comment
• Activant transaction risk is reasonably mitigated
– Executed merger agreement with limited outs
– No shareholder vote required
– Limited conditionality based on Material Adverse Effect standards
– Apax obligated to perform or be subject to $60mm reverse break-up fee
• More favorable to the Company's stockholders than the status quo or other strategic alternatives, including remaining a stand-alone company
– Transfers business execution and market risk to the buyer
• Historical buyer interest limited
– The Company has had extensive conversations with various strategic and financial buyers in the past, including conversations since the process with Apax began

Extensive Evaluation by Board & Advisors
• Nine-month review of strategic alternatives conducted by Moelis & Company LLC
– Detailed review of long-term operating plan as stand-alone entity as well as various strategic alternatives
• Alternatives considered by Epicor’s Board of Directors included:
– A sale of Epicor
– Continuing as a stand-alone company
– A business combination with a strategic partner
– Equity or leverage recapitalization
• Financial analyses included:
– Multiples of selected public companies
– Multiples of selected transactions
– Discounted cash flow
– Historical share price
• Moelis & Company LLC provided a written fairness opinion to the Board of Directors on April 3, 2011

$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
$0.00
Price per Share
6,000
5,000
4,000
3,000
2,000
1,000
0
Volume (000s)

$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
$0.00
Price per Share
6,000
5,000
4,000
3,000
2,000
1,000
0
Volume (000s)

EPICOR

Stock Price Performance
04/01/11
04/01/11
One Year Price Performance Price Performance Since January 1, 2008
Offer Price: $12.50 Offer Price: $12.50

$12.50 per share represents a  34.4% premium over the average stock price the past year, a 10.1% premium to Epicor’s 52-week high and provides a cash price not seen since February 2008
04/01/10 07/01/10 09/30/10 12/30/10
01/02/08 10/22/08 08/14/09 06/08/10
Volume Share Price
Volume Share Price

8.7x
11.1x
12.2x
12.3x
13.4x
12.8x
10.9x
10.3x
12.1x
9.8x
--
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
Oracle SAP AG JDA Unit 4
N.V.
Exact Holding
N.V.
Lawson ²
(Unaffected)
Deltek Manhattan
Associates
Epicor
(Current)
Epicor
(@ $12.50)
Selected Public Companies – TEV / LTM EBITDA
Company ¹ Selected Public Companies ¹ ORCL / SAP ¹
Selected Public Companies
LTM EBITDA Median: 10.7x
$12.50 per share represents a significant premium to observed multiples of LTM EBITDA of selected public companies

1 As of April 1, 2011; LTM as of latest financial reports
2 Based on March 7, 2011 closing price of $9.88
Offer: 13.4x LTM EBITDA

8.0x
7.9x
10.2x
16.1x
13.3x
6.5x
13.4x
12.7x
11.1x
12.6x
--
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
18.0x
Mapics GEAC
Computer
Manugistics SSA Global MRO Software NSB Retail CODA i2
Technologies
Lawson ¹
(@ $11.25)
Epicor
Selected Transactions – TEV / LTM EBITDA
Acquiror Infor / GGC Infor / GGC JDA Software Infor / GGC IBM Epicor Unit 4
Agresso
JDA Software Infor / GGC Apax
Date Announced 01/26/05 11/07/05 04/24/06 05/15/06 08/03/06 12/17/07 01/31/08 11/05//09 03/11/11 04/04/11
Enterprise Value
($ in millions)
$314 $793 $252 $1,616 $582 $288 $290 $396 $1,910 $976
Offer: 13.4x LTM EBITDA
Median: 11.1x LTM EBITDA

1 Based on publicly disclosed unsolicited offer announced on March 11, 2011
$12.50 per share represents a significant premium to observed multiples of LTM EBITDA of selected transactions

Roadmap to Completion
• Timeline
– Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on April 11, 2011
– Initial Tender Offer expiration date on May 6, 2011 at 11:59 pm Los Angeles Time
– Expected closing by the middle of May 2011
• Required Approvals
– Hart Scott Rodino clearance obtained April 15, 2011
• Other Closing Conditions
– Concurrent closing of Activant transaction
– Accuracy of reps and warranties (subject to materiality and Material Adverse Effect qualifications) and material performance of obligations under the Merger Agreement for the transaction
– Absence of law or injunction prohibiting the merger

Reasons to Tender Your Shares
• Immediate Value
– Apax’s cash offer of $12.50 per share provides immediate and certain value to shareholders, compared to Epicor’s pre-announcement stock price
• Premium
– The offer price represents an:
• 11.2% premium to 1 day
• 18.9% premium to 30 day average
• 19.3% premium to 90 day average
• 10.1% premium to 52-week high
• Comprehensive Process
– Over several months, Epicor’s Board conducted a lengthy and extensive evaluation of strategic alternatives, leading to the announced transaction with Apax
• Avoids Risk
– Removes risks of operating as a stand-alone company, including uncertain market conditions